EXHIBIT 99.1

II-VI Incorporated Reports Fiscal Second Quarter Earnings on Record Bookings and Revenues

PITTSBURGH, Jan. 28, 2014 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its second fiscal quarter ended December 31, 2013.

On September 12, 2013, the Company acquired the Switzerland-based semiconductor laser business of Oclaro Inc. ("Oclaro"), renamed II-VI Laser Enterprise GmbH, and on November 1, 2013, acquired its fiber amplifier and micro-optics business, renamed II-VI Network Solutions Division. Each acquisition has been included in the Company's newly created Active Optical Products segment. The Company's results for the quarter and six months ended December 31, 2013 include the operating performance of the businesses since the date of their respective acquisitions. Transaction-related expenses associated with the acquisition of these businesses, which are included in selling, general and administrative expenses, were $0.3 million and $3.7 million, or $0.01 per share-diluted and $0.06 per share-diluted, respectively, for the quarter and six months ended December 31, 2013.

The Company's subsidiary Pacific Rare Specialty Metals & Chemicals, Inc. (PRM), a business in the Company's Military & Materials segment, discontinued its tellurium product line during the current fiscal quarter ended December 31, 2013. Results for all periods presented reflect the presentation of the tellurium product line as a discontinued operation.

Bookings from continuing operations for the second quarter increased 33% to a record $167.9 million, compared to $126.0 million in the second quarter of last fiscal year. Bookings from continuing operations for the six months ended December 31, 2013 increased 31% to $310.5 million, compared to $237.3 million for the same period last fiscal year. Bookings from continuing operations are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues from continuing operations for the second quarter increased 37% to a record $171.7 million from $125.1 million in the second quarter of last fiscal year. Revenues from continuing operations for the six months ended December 31, 2013 increased 27% to $321.8 million, compared to $253.1 million for the same period last fiscal year.

Earnings from continuing operations attributable to II-VI Incorporated for the quarter were $7.4 million, or $0.12 per share-diluted, compared to earnings from continuing operations attributable to II-VI Incorporated of $12.8 million, or $0.20 per share-diluted, in the second quarter of last fiscal year. For the six months ended December 31, 2013, earnings from continuing operations attributable to II-VI Incorporated were $17.1 million, or $0.27 per share-diluted, compared to earnings from continuing operations attributable to II-VI Incorporated of $27.3 million, or $0.43 per share-diluted for the same period last fiscal year. As noted above, transaction-related expenses for the three and six months ended December 31, 2013 were $0.01 and $0.06 per share-diluted, respectively. See the reconciliation of reported earnings from continuing operations attributable to II-VI Incorporated to non-GAAP earnings in this earnings release.

Francis J. Kramer, president and chief executive officer said, "We are pleased to report second quarter revenues and earnings per share in line with guidance we published on October 29, 2013. In the four business segments we have operated for at least a year, revenues increased 11% and contributions to segment earnings increased 7% from the same period last fiscal year. In the Infrared Optics segment, growing industrial demand resulted in bookings increases of 18% from the year-ago quarter and 11% from the September 2013 quarter. In the Military & Materials segment, we continue to benefit from restructuring activities at Pacific Rare Specialty Metals & Chemicals where we achieved a second consecutive quarter of positive net earnings. All business units in the Advanced Products Group produced strong operating performance led by our Wide Bandgap Materials group which began work on a new and promising U. S. Department of Defense development contract."

Kramer continued, "Results of the two businesses acquired during the fiscal year -- the new Active Optical Products (AOP) segment -- were disappointing. Orders were lower than we expected because certain customers pulled ahead orders prior to the acquisitions. In addition, profit contributions were reduced by required purchase-accounting adjustments primarily for valuation of the acquired inventory. These inventory adjustments were fully expensed during the second quarter and will not affect future results. As we continue to execute our integration roadmap, we will apply II-VI operational expertise to streamline processes and improve results to drive future shareholder value. In spite of these short-term challenges, we remain positive on the technology and intellectual property that was acquired and the long-term strategic fit of these businesses within II-VI."

Kramer concluded, "We continue to generate significant cash from operations. We expect to use it to pay down debt while making strategic capital investments in capacity to address market demand as well as to improve operational efficiencies. Our strong order backlog currently exceeds $200 million."

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting Non-GAAP financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between GAAP and adjusted financial measures prepared in accordance with GAAP and the Non-GAAP adjusted financial measures.

Segment Information from Continuing Operations

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other expense or income, net). Management believes segment earnings from continuing operations are a useful performance measure because they reflect the results of segment performance over which management has direct control.

The Company completed the following recent acquisitions; the results are included in segment information as follows:

  M Cubed Technologies, Inc. in the Advanced Products Group on November 1, 2012,
  The thin-film filter business and interleaver product line of Oclaro, Inc. with Photop Technologies in the Near-Infrared Optics segment on December 3, 2012,
  LightWorks Optics, Inc. (LightWorks) in the Military & Materials segment on December 21, 2012,
  Semiconductor laser business of Oclaro, Inc. in the Active Optical Products segment on September 12, 2013, and
  Fiber amplifier and micro-optics business of Oclaro, Inc. in the Active Optical Products segment on November 1, 2013.

	Three Months Ended			Six Months Ended
	December 31,			December 31,
$ Millions, except %	2013	2012	% Increase (Decrease)	2013	2012	% Increase (Decrease)

Bookings:
Infrared Optics	$ 52.4	$ 44.6	18%	$ 99.8	$ 92.1	8%
Near-Infrared Optics	31.1	35.7	(13)%	71.9	70.8	2%
Military & Materials	24.1	26.3	(8)%	45.0	41.0	10%
Advanced Products Group	29.7	19.4	53%	59.7	33.4	79%
Active Optical Products	30.6	--	--	34.1	--	--
Total Bookings	$ 167.9	$ 126.0	33%	$ 310.5	$ 237.3	31%

Revenues:
Infrared Optics	$ 49.2	$ 45.4	8%	$ 101.8	$ 97.0	5%
Near-Infrared Optics	35.8	37.0	(3)%	75.7	77.6	(2)%
Military & Materials	24.5	20.6	19%	50.8	40.2	26%
Advanced Products Group	28.8	22.1	30%	55.3	38.3	45%
Active Optical Products	33.4	--	--	38.2	--	--
Total Revenues	$ 171.7	$ 125.1	37%	$ 321.8	$ 253.1	27%

Segment Earnings (Loss):
Infrared Optics	$ 7.9	$ 10.6	(25)%	$ 18.7	$ 22.4	(17)%
Near-Infrared Optics	2.5	5.2	(52)%	5.6	12.9	(57)%
Military & Materials	3.5	(0.6)	683%	6.9	(0.8)	963%
Advanced Products Group	2.5	0.2	1,150%	2.8	(0.6)	567%
Active Optical Products	(6.8)	--	--	(10.9)	--	--
Total Segment Earnings	$ 9.6	$ 15.4	(38)%	$ 23.1	$ 33.9	(32)%

Other Selected Financial Information from Continuing Operations

The following other selected financial information from continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA). The Company believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
$ Millions, except share information	2013	2012	2013	2012

EBITDA	$ 25.2	$ 30.2	$ 50.4	$ 58.4
Cash paid for capital expenditures	$ 7.7	$ 7.2	$ 14.3	$ 13.1
Net borrowings on indebtedness	$ 72.0	$ 107.0	$ 169.0	$ 112.0
Share-based compensation expense, pre-tax	$ 3.1	$ 3.0	$ 7.2	$ 6.5
Cash paid for shares repurchased through the Company's share repurchase program	$ --	$ 4.9	$ --	$ 10.8
Shares repurchased through the Company's share repurchase program	--	300,000	--	617,042

Outlook

For the third fiscal quarter ending March 31, 2014, the Company currently forecasts revenues from continuing operations to range from $175 million to $180 million and earnings per share from continuing operations to range from $0.15 to $0.18. Comparable results for the quarter ended March 31, 2013 were revenues from continuing operations of $143.9 million and earnings per share from continuing operations of $0.25. For the fiscal year ending June 30, 2014, the Company currently expects revenues from continuing operations to range from $700 million to $710 million and earnings per share from continuing operations to range from $0.67 to $0.74. Comparable results for the year ended June 30, 2013 were revenues from continuing operations of $551.5 million and earnings per share from continuing operations of $0.88.  All financial performance measures included in these forecasts, and their respective historical references, were prepared in accordance with generally accepted accounting principles ("GAAP"). As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, January 28, 2014 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/kddvbcg. A replay of the webcast will be available for 2 weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted Non-GAAP net earnings attributable to II-VI Incorporated and adjusted Non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations with the use of Non-GAAP financial measures, including that Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance that excluded items in the Non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the Non-GAAP financial measures. The Company compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, optical communications, military and aerospace, high-power electronics, semiconductor laser and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company's military & materials business, LightWorks Optical Systems, Inc. (formerly Exotic Electro-Optics and LightWorks Optics, Inc.) manufactures products for military applications and precision optical systems, and components for defense, aerospace, industrial and life science applications. Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines a rare earth element and selenium. Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for military applications and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company's advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

In the Company's active optical products segment, II-VI Laser Enterprise GmbH is an industry-leading manufacturer of high-power semiconductor laser components enabling fiber and direct diode laser systems for material processing, medical, consumer and printing applications. In addition, II-VI Laser Enterprise manufactures pump lasers for optical amplifiers for both terrestrial and submarine applications and vertical cavity surface emitting lasers (VCSELs) for optical navigation, optical interconnects and optical sensing applications. II-VI Network Solutions Division is an industry leading manufacturer of customized solutions providing customers with end-to-end design and manufacturing support to enable rapid realization of customer-specific amplification and micro-optics solutions.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Net sales:
Domestic	$ 60,569	$ 51,479	$ 124,259	$ 103,762
International	111,196	73,628	197,526	149,343
Total Revenues	171,765	125,107	321,785	253,105

Costs, Expenses & Other Expense (Income)
Cost of goods sold	118,371	77,839	212,080	155,438
Internal research and development	11,355	5,626	19,102	11,211
Selling, general and administrative	32,471	26,174	67,564	52,530
Interest expense	1,169	223	1,652	259
Other expense (income), net	(1,125)	(4,551)	(1,072)	(5,312)
Total Costs, Expenses, and Other Expense (Income)	162,241	105,311	299,326	214,126

Earnings from Continuing Operations Before Income Taxes	9,524	19,796	22,459	38,979

Income Taxes	2,086	6,721	5,329	10,983

Earnings from Continuing Operations	7,438	13,075	17,130	27,996

Earnings (loss) from Discontinued Operation, net of income taxes	131	(608)	133	(2,397)

Net Earnings	$ 7,569	$ 12,467	$ 17,263	$ 25,599

Less: Net Earnings Attributable to Noncontrolling Interests	--	267	--	681

Net Earnings Attributable to II-VI Incorporated	$ 7,569	$ 12,200	$ 17,263	$ 24,918

Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:
Continuing operations	$ 0.12	$ 0.20	$ 0.27	$ 0.43
Discontinued operation	$ --	$ (0.01)	$ --	$ (0.04)
Consolidated	$ 0.12	$ 0.19	$ 0.27	$ 0.39

Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:
Continuing operations	$ 0.12	$ 0.20	$ 0.27	$ 0.44
Discontinued operation	$ --	$ (0.01)	$ --	$ (0.04)
Consolidated	$ 0.12	$ 0.19	$ 0.28	$ 0.40

Average Shares Outstanding - Diluted	63,935	64,022	63,941	64,110
Average Shares Outstanding - Basic	62,563	62,580	62,471	62,683

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
	December 31,	June 30,
	2013	2013
Assets
Current Assets
Cash and cash equivalents	$ 212,683	$ 185,433
Accounts receivable	113,182	107,173
Inventories	177,136	141,859
Deferred income taxes	11,044	10,794
Prepaid and refundable income taxes	4,449	4,543
Prepaid and other current assets	15,045	11,342
Total Current Assets	533,539	461,144
Property, plant & equipment, net	225,592	170,672
Goodwill	190,525	123,352
Other intangible assets, net	142,747	86,701
Investment	11,581	11,203
Deferred income taxes	2,957	2,696
Other assets	9,220	8,034
Total Assets	$ 1,116,161	$ 863,802

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$ 20,000	$ --
Accounts payable	44,726	23,617
Accruals and other current liabilities	61,599	70,817
Total Current Liabilities	126,325	94,434
Long-term debt	262,858	114,036
Deferred income taxes	13,423	4,095
Other liabilities	46,091	15,129
Total Liabilities	448,697	227,694
Total Shareholders' Equity	667,464	636,108
Total Liabilities and Shareholders' Equity	$ 1,116,161	$ 863,802

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Six Months Ended
	December 31,
	2013	2012
Cash Flows from Operating Activities
Net cash provided by:
Continuing operations	$ 54,677	$ 59,548
Discontinued operation	1,197	1,429
Net cash provided by operating activities	55,874	60,977

Cash Flows from Investing Activities
Additions to property, plant and equipment	(14,289)	(13,144)
Purchases of businesses, net of cash acquired	(175,201)	(126,397)
Proceeds received on contractual settlement from Thailand flood	--	2,436
Other investing activities	--	1,465
Net cash used in investing activities:
Continuing operations	(189,490)	(135,640)
Discontinued operation	--	(33)
Net cash used in investing activities	(189,490)	(135,673)

Cash Flows from Financing Activities
Proceeds from borrowings	183,000	113,000
Payments on borrowings	(14,000)	(1,000)
Payment on earn-out arrangement	(2,200)	--
Payment of redeemable noncontrolling interest	(8,789)	--
Proceeds from exercises of stock options	2,805	1,625
Purchases of treasury stock	--	(10,840)
Payment of deferred financing costs	(950)	(560)
Minimum tax withholding requirements	(740)	(137)
Distribution on noncontrolling interests	--	(217)
Excess tax benefits from share-based compensation expense	416	387
Net cash provided by financing activities	159,542	102,258

Effect of exchange rate changes on cash and cash equivalents	1,324	304

Net increase in cash and cash equivalents	27,250	27,866

Cash and Cash Equivalents at Beginning of Period	185,433	134,944
Cash and Cash Equivalents at End of Period	$ 212,683	$ 162,810

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($Millions, except per share amounts)

Reconciliation of Reported Earnings from Continuing Operations Attributable to II-VI Incorporated to Non-GAAP Earnings from Continuing Operations (Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Reported Earnings from Continuing Operations Attributable to II-VI Incorporated	$ 7.4	$ 12.8	$ 17.1	$ 27.3

Add back:
Write-down of selenium inventory	--	0.4	--	0.8
Acquisition transaction expenses	0.4	--	3.9	--
Income tax impact on unusual items	(0.1)	--	(0.2)	--
Adjusted Non-GAAP Earnings from Continuing Operations Attributable to II-VI Incorporated	$ 7.7	$ 13.2	$ 20.8	$ 28.1

Per share data:
Earnings from Continuing Operations Attributable to II-VI Incorporated:
Earnings from Continuing Operations Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.12	$ 0.20	$ 0.27	$ 0.43
Earnings from Continuing Operations Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.12	$ 0.20	$ 0.27	$ 0.44

Per share, After-Tax Impact of Special Items on:
Earnings from Continuing Operations Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.01	$ 0.01	$ 0.06	$ 0.01
Earnings from Continuing Operations Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.01	$ 0.01	$ 0.06	$ 0.01

Adjusted Non-GAAP Earnings from Continuing Operations Attributable to II-VI Incorporated:
Adjusted Non-GAAP Earnings from Continuing Operations Diluted Earnings Per Share:	$ 0.13	$ 0.21	$ 0.33	$ 0.44
Adjusted Non-GAAP Earnings from Continuing Operations Basic Earnings Per Share	$ 0.13	$ 0.21	$ 0.33	$ 0.45

Below is a reconciliation of the Segment Earnings from Continuing Operations and EBITDA from Continuing Operations reported in this press release to reported Net Earnings.

Reconciliation of Segment Earnings from Continuing Operations and EBITDA from Continuing Operations to Net Earnings
($Millions)
	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Total Segment Earnings	$ 9.6	$ 15.4	$ 23.1	$ 33.9
Interest expense	1.2	0.2	1.7	0.3
Other expense (income), net	(1.2)	(4.5)	(1.1)	(5.3)
Income taxes	2.1	6.6	5.3	10.9
(Income) loss from discontinued operation	(0.1)	0.6	(0.1)	2.4
Net earnings	$ 7.6	$ 12.5	$ 17.3	$ 25.6

EBITDA	$ 25.2	$ 30.2	$ 50.4	$ 58.4
Interest expense	1.2	0.2	1.7	0.3
Depreciation and amortization	14.4	10.3	26.2	19.2
Income taxes	2.1	6.6	5.3	10.9
(Income) loss from discontinued operation	(0.1)	0.6	(0.1)	2.4
Net earnings	$ 7.6	$ 12.5	$ 17.3	$ 25.6
CONTACT: II-VI Incorporated
         Craig A. Creaturo, Chief Financial Officer and Treasurer
         (724) 352-4455
         ccreaturo@ii-vi.com